SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C.  20549


                                          FORM 8-K



                                       CURRENT REPORT
                           Pursuant to Section 13 or 15(d) of the
                               Securities Exchange Act of 1934



                     Date of Report (Date of earliest event reported):
                                      November 21, 1996



                                 CONTINENTAL AIRLINES, INC.
                   (Exact name of registrant as specified in its charter)



   Delaware                  0-09781                          74-2099724
(State or other            (Commission                      (IRS Employer
jurisdiction of            File Number)                   Identification No.)
incorporation)



2929 Allen Parkway, Suite 2010, Houston, Texas                     77019
  (Address of principal executive offices)                       (Zip Code)


                                       (713) 834-2950
                    (Registrant's telephone number, including area code)

Item 5.     Other Events.

On November 21, 1996, Continental Airlines, Inc. issued a press release, which is filed herewith as Exhibit 99.1 and incorporated herein by reference.


Item 7.     Financial Statements and Exhibits.

            (c)  Exhibits

                 99.1  Press Release


                                          SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 CONTINENTAL AIRLINES, INC.



                                                 By /s/ Jeffery A. Smisek
                                                    Jeffery A. Smisek
                                                    Senior Vice President and
                                                      General Counsel

November 21, 1996

                                                                 Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT: CORPORATE COMMUNICATIONS
         (713) 834-5080

CONTINENTAL ANNOUNCES PURCHASE OF WARRANTS FROM AIR PARTNERS

       HOUSTON, November 21, 1996 -- Continental Airlines, Inc. (NYSE: CAI.B and CAI.A) stated today that Air Partners, L.P. exercised its previously announced right to sell to Continental $50 million in intrinsic value (current Class B common stock price minus exercise price) of warrants to purchase Class B common stock previously issued by Continental. As a result, Continental will purchase, for $50 million in cash, warrants to purchase 2,614,379 Class B shares at an exercise price of $7.50 per share. The transaction will close early next week.

       Air Partners continues to be the company's largest stockholder.